                                                                    EXHIBIT 10.2

                              SECURITY AGREEMENT



                                                                   July 30, 1999

GREENWICH TECHNOLOGY PARTNERS, INC.
ATTN: LYNNE KRAUSS
43 GATEHOUSE ROAD
STAMFORD, CONNECTICUT 06902
(Individually and collectively "Debtor")

FIRST UNION NATIONAL BANK
300 MAIN STREET
STAMFORD, CONNECTICUT 06904
(Hereinafter referred to as "Bank")

For value received and to secure payment and performance of the Promissory Note executed by the Debtor (also referred to herein as "Borrower") dated July 30, 1999, in the original principal amount of $2,500,000.00, payable to Bank, and any extensions, renewals, modifications or novations thereof (the "Note"), this Security Agreement and the other Loan Documents, and any other obligations of Debtor to Bank however created, arising or evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter arising or acquired, and whether or not evidenced by a Loan Document, including swap agreements (as defined in 11 U.S.C. (S)101), future advances, and all costs and expenses incurred by Bank to obtain, preserve, perfect and enforce the security interest granted herein and to maintain, preserve and collect the property subject to the security interest (collectively, "Obligations"), Debtor hereby grants to Bank a continuing security interest in and lien upon, and for security purposes assigns and transfers to Bank until all of the Obligations are repaid in full, the following described property, whether now owned or hereafter acquired, and any additions, replacements, accessions, or substitutions thereof and all cash and non-cash proceeds and products thereof (collectively, "Collateral"):

All accounts, contract rights, leases, and any other rights of Debtor to payment for goods sold or leased or for services rendered; furniture; furnishings; equipment; machinery; accessories; moveable trade fixtures, goods held for sale or being processed for sale in Debtor's business, including all raw materials, supplies, and other materials used or consumed in Debtor's business, goods in process, finished goods, and all other items customarily classified as inventory; building improvement and construction materials, supplies and equipment; chattel paper; instruments; documents; letters of credit (including, but not limited to, any written undertaking to pay money conditioned upon the presentation of specified documents, and advices of letters of credits), all funds on deposit with Bank and its affiliates; and all general intangibles; as well as all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of the foregoing (including insurance and condemnation proceeds payable by reason of condemnation of or loss or damage thereto) in any form and wherever located.
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                                      -2-

Debtor's, time savings accounts and certificates of deposit maintained in or with Bank and affiliates of Bank, account(s)/certificate(s) of deposit number(s) 2000005700057 ("Assigned Deposits") .

Debtor hereby represents and agrees that:

OWNERSHIP. Debtor owns the Collateral. The Collateral is free and clear of all liens, security interests, and claims except those previously reported in writing to Bank, and Debtor will keep the Collateral free and clear from all liens, security interests and claims, other than those granted to Bank. Until all of the Obligations are repaid in full, Bank shall have the entire right and interest in and to the Assigned Deposits. By executing this Security Agreement, Debtor has divested itself of all control over the Assigned Deposits and Bank is entitled to and does possess sole dominion and control over the Assigned Deposits and is entitled to receive the benefits accruing with respect thereto. Debtor surrenders all authority or right to withdraw, collect, receive the benefits of, or otherwise assign or encumber the Assigned Deposits, and authorizes Bank (and each affiliate and branch office of Bank or such affiliate) to treat Bank as the sole and exclusive owner of the Assigned Deposits. Upon the maturity of the Assigned Deposits, Bank shall reinvest the Assigned Deposits in an investment of Bank's choice. Bank shall have no liability to Debtor for any loss incurred in connection with or arising out of any such reinvestment except for loss resulting from Bank's gross negligence or willful misconduct. The assignment evidenced by this Security Agreement is a continuing one and is irrevocable so long as any of the Obligations are outstanding or the Bank shall have any obligations under the Loan Documents and shall terminate only upon payment or other satisfaction in full of all Obligations or Bank's acknowledgment in writing that this Security Agreement has been terminated. Upon termination of this Security Agreement, and to the extent the Assigned Deposits have not been applied in satisfaction of the Obligations, Bank shall reassign the Assigned Deposits to Debtor and return any passbooks, certificates, and other documents in Bank's possession at Debtor's request.

NAME AND OFFICES. There has been no change in the name of Debtor, or the name under which Debtor conducts business, within the five years preceding the date hereof and Debtor has not moved its executive offices or residence within the five years preceding the date hereof except as previously reported in writing to Bank.

TITLE/TAXES. Debtor has good and marketable title to Collateral and will warrant and defend same against all claims. Debtor will not transfer, sell, or lease Collateral (except as permitted herein). Debtor agrees to pay promptly all taxes and assessments upon or for the use of Collateral and on this Security Agreement. At its option, Bank may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on Collateral. Debtor agrees to reimburse Bank, on demand, for any such payment made by Bank. Any amounts so paid shall be added to the Obligations.

WAIVERS. Debtor waives presentment, demand, protest, notice of dishonor, notice of default, demand for payment, notice of intention to accelerate, and notice of acceleration of maturity. Debtor further agrees not to assert against Bank as a defense (legal or equitable), as a setoff, as a counterclaim, or otherwise, any claims Debtor may have against any seller or lessor that provided
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                                      -3-

personal property or services relating to any part of the Collateral. Debtor waives all exemptions and homestead rights with regard to the Collateral. Debtor waives any and all rights to notice or to hearing prior to Bank's taking immediate possession or control of any Collateral, and to any bond or security which might be required by applicable law prior to the exercise of any of Bank's remedies against any Collateral. All rights of Bank and security interests hereunder, and all obligations of Debtor hereunder, shall be absolute and unconditional, not discharged or impaired irrespective of (and regardless of whether Debtor receives any notice of): (i) any lack of validity or enforceability of any Loan Document; (ii) any change in the time, manner or place of payment or performance, or in any term, of all or any of the Obligations or the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document; (iii) any exchange, release or non-perfection of any collateral, or any release of or modifications of the obligations of any guarantor or other obligor; (iv) any amendment or waiver of or consent to departure from any Loan Document or other agreement. To the extent permitted by law, Debtor hereby waives any rights under any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist and which, but for this provision, might be applicable to any sale or disposition of the Collateral by Bank; and any other circumstance which might otherwise constitute a defense available to, or a discharge of any party with respect to the Obligations.

NOTIFICATIONS. Debtor will notify Bank in writing at least 30 days prior to any change in: (i) Debtors chief place of business and/or residence; (ii) Debtors name or identity; or (iii) Debtor's corporate/organizational structure. In addition, Debtor shall promptly notify Bank of any claims or alleged claims of any other person or entity to the Collateral or the institution of any litigation, arbitration, governmental investigation or administrative proceedings against or affecting the Collateral. Debtor will keep Collateral at the location(s) previously provided to Bank until such time as Bank provides written advance consent to a change of location. Debtor will bear the cost of preparing and filing any documents necessary to protect Bank's liens.

COLLATERAL CONDITION AND LAWFUL USE. Debtor represents that the Collateral is in good repair and condition and that Debtor shall use reasonable care to prevent Collateral from being damaged or depreciating. Debtor shall immediately notify Bank of any material loss or damage to Collateral. Debtor shall not permit any item of Collateral to become a fixture to real estate or an accession to other personal property. Debtor represents it is in compliance in all respects with all laws, rules and regulations applicable to the Collateral and its properties, operations, business, and finances.

RISK OF LOSS AND INSURANCE. Debtor shall bear all risk of loss with respect to the Collateral. The injury to or loss of Collateral, either partial or total, shall not release Debtor from payment or other performance hereof. Debtor agrees to obtain and keep in force casualty and hazard insurance on Collateral naming Bank as loss payee. Such insurance is to be in form and amounts and issued by such companies as are satisfactory to Bank. All such policies shall provide to Bank a minimum of 30 days written notice of cancellation. Debtor shall furnish to Bank such policies, or other evidence of such policies satisfactory to Bank. Bank is authorized, but not obligated, to purchase any or all insurance or "Single Interest Insurance" protecting such interest as Bank deems appropriate against such risks and for such coverage and for such amounts, including either the loan amount or value of the Collateral, all at its discretion, and at
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                                      -4-

Debtor's expense. In such event, Debtor agrees to reimburse Bank for the cost of such insurance and Bank may add such cost to the Obligations. Debtor shall bear the risk of loss to the extent of any deficiency in the effective insurance coverage with respect to loss or damage to any of the Collateral. Debtor hereby assigns to Bank the proceeds of all such insurance and directs any insurer to make payments directly to Bank. Debtor hereby appoints Bank its attorney-in-fact, which appointment shall be irrevocable and coupled with an interest for so long as Obligations are unpaid, to file proof of loss and/or any other forms required to collect from any insurer any amount due from any damage or destruction of Collateral, to agree to and bind Debtor as to the amount of said recovery, to designate payee(s) of such recovery, to grant releases to insurer, to grant subrogation rights to any insurer, and to endorse any settlement check or draft. Debtor agrees not to exercise any of the foregoing powers granted to Bank without Bank's prior written consent.

FINANCING STATEMENTS, POWER OF ATTORNEY. No financing statement (other than any filed by Bank or disclosed above) covering any Collateral is on file in any public filing office. On request of Bank, Debtor will execute one or more financing statements in form satisfactory to Bank and will pay all costs and expenses of filing the same or of filing this Security Agreement in all public filing offices, where filing is deemed by Bank to be desirable. Bank is authorized to file financing statements relating to Collateral without Debtor's signature where authorized by law. Debtor hereby constitutes and appoints Bank the true and lawful attorney of Debtor with full power of substitution to take any and all appropriate action and to execute any and all documents or instruments that may be necessary or desirable to accomplish the purpose and carry out the terms of this Security Agreement, including, without limitation, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all amounts which may be or become due and payable under the Assigned Deposits; to execute any and all withdrawal requests, receipts or other orders for the payment of money drawn on the Assigned Deposits and to endorse the name of Bank on all instruments given in payment or in partial payment therefor. The foregoing power of attorney is coupled with an interest and shall be irrevocable until all of the Obligations have been paid in full. Neither Bank nor anyone acting on its behalf shall be liable for acts, omissions, errors in judgment, or mistakes in fact in such capacity as attorney-in-fact. Debtor ratifies all acts of Bank as attorney-in-fact. Debtor agrees to take such other actions as might be requested for the perfection, continuation and assignment, in whole or in part, of the security interests granted herein. If certificates, passbooks, or other documentation or evidence is/are issued or outstanding as to any of the Collateral, Debtor will cause the security interests of Bank to be properly protected, including perfection by notation thereon or delivery thereof to Bank.

LANDLORD/MORTGAGEE WAIVERS. Debtor shall cause each mortgagee of real property owned by Debtor and each landlord of real property leased by Debtor to execute and deliver instruments satisfactory in form and substance to Bank by which such mortgagee or landlord waives its rights, if any, in the Collateral.

CONTRACTS, CHATTEL PAPER, ACCOUNTS, GENERAL INTANGIBLES. Debtor warrants that Collateral consisting of contract rights, chattel paper, accounts, or general intangibles is (i) genuine and enforceable in accordance with its terms except as limited by law; (ii) not subject to any defense, setoff, claim or counterclaim of a material nature against Debtor
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                                      -5-

except as to which Debtor has notified Bank in writing; and (iii) not subject to any other circumstances that would impair the validity, enforceability, value, or amount of such Collateral except as to which Debtor has notified Bank in writing. Debtor shall not materially amend, modify or supplement any lease, contract or agreement contained in Collateral or waive any material provision therein, without prior written consent of Bank which shall not be unreasonable withheld.

ACCOUNT INFORMATION. From time to time, at Bank's request, Debtor shall provide Bank with schedules describing all accounts and contracts, including customers' addresses, credited or acquired by Debtor and at Bank's request shall execute and deliver written assignments of contracts and other documents evidencing such accounts and contracts to Bank. Together with each schedule, Debtor shall, if requested by Bank, furnish Bank with copies of Debtor's sales journals, invoices, customer purchase orders or the equivalent, and original shipping or delivery receipts for all goods sold, and Debtor warrants the genuineness thereof.

ACCOUNT AND CONTRACT DEBTORS. If a Default should occur, Bank shall have the right to notify the account and contract debtors obligated on any or all of the Collateral to make payment thereof directly to Bank and Bank may take control of all proceeds of any such Collateral, which rights Bank may exercise at any time. The cost of such collection and enforcement, including attorneys' fees and expenses, shall be borne solely by Debtor whether the same is incurred by Bank or Debtor. If a Default should occur, upon demand of Bank, Debtor will, upon receipt of all checks, drafts, cash and other remittances in payment on Collateral, deposit the same in a special bank account maintained with Bank, over which Bank also has the power of withdrawal.

If a Default should occur, no discount, credit, or allowance shall be granted by Debtor to any account or contract debtor and no return of merchandise shall be accepted by Debtor without Bank's consent. Bank may, after Default, settle or adjust disputes and claims directly with account contract debtors for amounts and upon terms that Bank considers advisable, and in such cases Bank will credit the Obligations with the net amounts received by Bank, after deducting all of the expenses incurred by Bank. Debtor agrees to indemnify and defend Bank and hold it harmless with respect to any claim or proceeding arising out of any matter related to collection of Collateral.

GOVERNMENT CONTRACTS. If any Collateral covered hereby arises from obligations due to Debtor from any governmental unit or organization, Debtor shall immediately notify Bank in writing and execute all documents and take all actions demanded by Bank to ensure recognition by such governmental unit or organization of the rights of Bank in the Collateral.

INVENTORY. So long as no Default has occurred, Debtor shall have the right in the regular course of business, to process and sell Debtor's inventory, unless Bank shall hereafter otherwise direct in writing. Upon demand of Bank, Debtor will, upon receipt of all checks, drafts, cash and other remittances, in payment of Collateral sold, deposit the same in a special bank account maintained with Bank, over which Bank also has the power of withdrawal. Debtor shall comply in all respects with all laws, regulations, rulings, and orders applicable to Debtor or its assets or business including, without limitation, the Federal Fair Labor Standards Act in the conduct of its
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                                      -6-

business and the production of inventory. Debtor shall notify Bank immediately of any violation by Debtor of the Fair Labor Standards Act, and a failure of Debtor to so notify Bank shall constitute a continuing representation that all inventory then existing has been produced in compliance with the Fair Labor Standards Act.

INSTRUMENTS, CHATTEL PAPER. Any Collateral that is instruments, chattel paper and negotiable documents will be properly assigned to, the originals deposited with and held by Bank, unless Bank shall hereafter otherwise direct or consent in writing. Bank may, without notice, before or after maturity of the Obligations, exercise any or all rights of collection, conversion, or exchange and other similar rights, privileges and options pertaining to Collateral, but shall have no duty to do so.

COLLATERAL DUTIES. Bank shall have no custodial or ministerial duties to perform with respect to Collateral pledged except as set forth herein; and by way of explanation and not by way of limitation, Bank shall incur no liability for any of the following: (i) loss or depreciation of Collateral (unless caused by its willful misconduct or gross negligence), (ii) failure to present any paper for payment or protest, to protest or give notice of nonpayment, or any other notice with respect to any paper or Collateral. Bank's sole duty with respect to the custody, safekeeping and physical preservation of any certificate, passbook, or other documentation evidencing the Assigned Deposits in its possession shall be to deal with it in the same manner as it deals with similar property for its own account. Neither Bank, nor any of its employees or agents shall be liable for failure to demand, collect, or realize upon any of the Assigned Deposits or for any delay in doing so.

TRANSFER OF COLLATERAL. Bank may assign its rights in Collateral or any part thereof to any assignee who shall thereupon become vested with all the powers and rights herein given to Bank with respect to the property so transferred and delivered, and Bank shall thereafter be forever relieved and fully discharged from any liability with respect to such property so transferred, but with respect to any property not so transferred, Bank shall retain all rights and powers hereby given.

INSPECTION, BOOKS AND RECORDS. Debtor will at all times keep accurate and complete records covering each item of Collateral, including the proceeds therefrom. Bank, or any of its agents, shall have the right, at intervals to be determined by Bank and without hindrance or delay, to inspect, audit, and examine the Collateral and to make extracts from the books, records, journals, orders, receipts, correspondence and other data relating to Collateral, Debtors business or any other transaction between the parties hereto. Debtor will at its expense furnish Bank copies thereof upon request.

CROSS COLLATERALIZATION LIMITATION. As to any other existing or future consumer purpose loan made by Bank to Debtor, within the meaning of the Federal Consumer Credit Protection Act, Bank expressly waives any security interest granted herein in Collateral that Debtor uses as a principal dwelling and household goods.

ATTORNEYS' FEES AND OTHER COSTS OF COLLECTION. Debtor shall pay all of Bank's reasonable expenses incurred in enforcing this Security Agreement and in preserving and
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                                      -7-

liquidating Collateral, including but not limited to, reasonable arbitration, paralegals', attorneys' and experts' fees and expenses, whether incurred with or without the commencement of a suit, trial, arbitration, or administrative proceeding, or in any appellate or bankruptcy proceeding.

DEFAULT. If any of the following occurs, a default ("Default") under this Security Agreement shall exist: (i) the failure of timely payment or performance of any of Obligations or a default under any Loan Document; (ii) any breach of any representation or agreement contained or referred to in this Security Agreement or other Loan Document; (iii) any loss, theft, substantial damage, or destruction of Collateral not fully covered by insurance, or as to which insurance proceeds are not remitted to Bank within 30 days of the loss; (iv) any sale, lease, or encumbrance of any Collateral not specifically permitted herein without prior written consent of Bank; (v) the making of any levy, seizure, or attachment on or of Collateral which is not removed within 10 days; (vi) the death of, appointment of guardian for, dissolution of, termination of existence of, loss of good standing status by, appointment of a receiver for, assignment for the benefit of creditors of, or commencement of any bankruptcy or insolvency proceeding by or against Debtor, its Subsidiaries or Affiliates ("Affiliate" shall have the meaning as defined in 11 U.S.C. (S) 101; and "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Debtor), if any, or any general partner of or the holder(s) of the majority ownership interests in Debtor or any party to the Loan Documents; or (vii) any attempt to collect, cash in or otherwise recover deposits that are Collateral.

REMEDIES ON DEFAULT (INCLUDING POWER OF SALE). If a Default occurs, all of the Obligations shall be immediately due and payable, without notice and Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code. Without limitation thereto, Bank shall have the following rights and remedies: (i) to take immediate possession of Collateral, without notice or resort to legal process, and for such purpose, to enter upon any premises on which Collateral or any part thereof may be situated and to remove the same therefrom, or, at its option, to render Collateral unusable or dispose of said Collateral on Debtor's premises; (ii) to require Debtor to assemble the Collateral and make it available to Bank at a place to be designated by Bank;
(iii) to exercise its right of setoff or bank lien as to any monies of Debtor deposited in accounts of any nature maintained by Debtor with Bank or affiliates of Bank, without advance notice, regardless of whether such accounts are general or special; (iv) to dispose of Collateral, as a unit or in parcels, separately or with any real property interests also securing the Obligations, in any county or place to be selected by Bank, at either private or public sale (at which public sale Bank may be the purchaser) with or without having the Collateral physically present at said sale; (v) apply toward and setoff against and apply to the then unpaid balance of the Obligations the Assigned Deposits (accelerated to maturity if necessary), even if effecting such setoff results in a loss or reduction of interest or the imposition of a penalty applicable to the early withdrawal of time deposits; (vi) receive any interest or payments in respect of the Assigned Deposits and apply such amounts and the Assigned Deposits to the Obligations in such manner as Bank, in its sole discretion, may determine.

Any notice of sale, disposition or other action by Bank required by law and sent to Debtor at Debtors address shown above, or at such other address of Debtor as may from time to time be shown on the records of Bank, at least 5 days prior to such action, shall constitute reasonable
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                                      -8-

notice to Debtor. Notice shall be deemed given or sent when mailed postage prepaid to Debtor's address as provided herein. Bank shall be entitled to apply the proceeds of any sale or other disposition of the Collateral, and the payments received by Bank with respect to any of the Collateral, to Obligations in such order and manner as Bank may determine. Collateral that is subject to rapid declines in value and is customarily sold in recognized markets may be disposed of by Bank in a recognized market for such collateral without providing notice of sale. Debtor waives any and all requirements that the Bank sell or dispose of all or any part of the Collateral at any particular time, regardless of whether Debtor has requested such sale or disposition.

REMEDIES ARE CUMULATIVE. No failure on the part of Bank to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank or any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law, in equity, or in other Loan Documents.

MISCELLANEOUS. (i) Amendments and Waivers. No waiver, amendment or modification of any provision of this Security Agreement shall be valid unless in writing and signed by Debtor and an officer of Bank. No waiver by Bank of any Default shall operate as a waiver of any other Default or of the same Default on a future occasion. (ii) Assignment. All rights of Bank hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Bank, its successors, assigns and affiliates. Debtor shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Debtor to assign without Bank's prior written consent is null and void. Any assignment shall not release Debtor from the Obligations. This Security Agreement shall be binding upon Debtor, and the heirs, personal representatives, successors, and assigns of Debtor. (iii) Applicable Law; Conflict Between Documents. This Security Agreement shall be governed by and construed under the law of the state named in the address of the Bank first shown above without regard to that state's conflict of laws principles. If any terms of this Security Agreement conflict with the terms of any commitment letter or loan proposal, the terms of this Security Agreement shall control.
(iv) Jurisdiction. Debtor irrevocably agrees to nonexclusive personal jurisdiction in the state in which the office of Bank as stated above is located. (v) Severability. If any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement. (vi) Notices. Any notices to Debtor shall be sufficiently given, if in writing and mailed or delivered to the address of Debtor shown above or such other address as provided hereunder; and to Bank, if in writing and mailed or delivered to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that Debtor changes Debtor's mailing address at any time prior to the date the Obligations are paid in full, Debtor agrees to promptly give written notice of said change of address by registered or certified mail, return receipt requested, all charges prepaid. (vii) Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa. (viii) Joint and Several Liability. If more than one party has signed this Security
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                                      -9-

Agreement, such parties are jointly and severally obligated hereunder. (ix) Binding Contract. Debtor by execution and Bank by acceptance of this Security Agreement, agree that each party is bound by all terms and provisions of this Security Agreement. (x) Loan Documents. The term "Loan Documents" refers to all documents, whether now or hereafter existing, executed in connection with the Obligations and may include, without limitation and whether executed by Debtor or others, commitment letters, loan agreements, guaranty agreements, confirmations, deposit or other similar agreements, other security agreements, letters of credit, instruments, financing statements, mortgages, deeds of trust, deeds to secure debt, and any amendments or supplements (excluding swap agreements as defined in 11 U.S.C. (S) 101).

IN WITNESS WHEREOF, Debtor, on the day and year first written above, has caused this Security Agreement to be executed under seal.

                                    GREENWICH TECHNOLOGY
                                    PARTNERS, INC.
                                    Taxpayer Identification:  13-3944171


CORPORATE                           By: /s/ Dennis M. Goett
SEAL                                   --------------------------------------
                                        Dennis M. Goett, Financial Officer

                               Schedule A to UCC

Schedule A to UCC from Greenwich Technology Partners, Inc. ("Debtor") and for the benefit of First Union National Bank ("Secured Party").

Description of Collateral:

All accounts, contract rights, leases, and any other rights of Debtor to payment for goods sold or leased or for services rendered; furniture; furnishings; equipment; machinery; accessories; moveable trade fixtures; goods held for sale or being processed for sale in Debtor's business, including all raw materials, supplies, and other materials used or consumed in Debtor's business, goods in process, finished goods, and all other items customarily classified as inventory; building improvement and construction materials, supplies and equipment; chattel paper; instruments; documents; letters of credit (including, but not limited to, any written undertaking to pay money conditioned upon the presentation of specified documents, and advices of letters of credits); all funds on deposit with Bank and its affiliates; and all general intangibles; as well as all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of the foregoing (including insurance and condemnation proceeds payable by reason of condemnation of or loss or damage thereto) in any form and wherever located.

Debtor's, time savings accounts and certificates of deposit maintained in or with Bank and affiliates of Bank, account(s)/certificate(s) of deposit number(s) 2000005700057 ("Assigned Deposits").

All products and proceeds (including investment property and security entitlements) of any of the property described above in any form, and all proceeds of such products.